Exhibit (h)(19) under Form N-1A

Exhibit 10 under Item 601/Reg. S-K

SECOND AMENDMENT TO

FUND ACCOUNTING AGREEMENT

THIS SECOND AMENDMENT TO FUND ACCOUNTING AGREEMENT (“Amendment”) is by and between each of the investment companies listed on Schedule I to the Agreement, as defined below (each, a “Fund”), and The Bank of New York Mellon (“Bank”).

W I T N E S S E T H:

WHEREAS, the Funds and the Bank are parties to that certain Fund Accounting Agreement (the “Agreement”) dated June 7, 2005, amended March 25, 2011 and December 31, 2012, between the Funds listed on Schedule I of the Agreement, as amended and restated and attached hereto and the Bank;

WHEREAS, each Fund is registered as a management investment company under the Investment Company Act of 1940, as amended;

WHEREAS, the Funds and the Bank desire to amend the names of certain Funds to Schedule I, effective December 31, 2012; and

WHEREAS, the Funds and Bank are parties to that certain Fund Accounting Agreement (the

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

The Funds listed in Schedule I to the Agreement is amended and restated to include the funds listed on Schedule I attached hereto.

2. The Agreement shall remain in full force and effect as amended by this Amendment.

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of December 31, 2012.

On behalf of each of the Funds indicated on

Schedule I of the Fund Accounting Agreement,

as amended from time to time

By:

Name: Richard A. Novak

Title: Treasurer

THE BANK OF NEW YORK MELLON

By:

Title:

SCHEDULE I

(UPDATED AS OF 12/31/12)

A. Money Market Funds

Federated Automated Government Cash Reserves

Federated Capital Reserves Fund

Federated Government Obligations Tax-Managed Fund

Federated Government Reserves Fund

Federated Municipal Trust

Federated U.S. Treasury Cash Reserves

B. Muni Fixed Income Funds

Federated Michigan Intermediate Municipal Trust

Federated Municipal High Yield Advantage Fund

Federated Municipal Securities Fund, Inc.

Federated Municipal Ultrashort Fund

Federated New York Municipal Income Fund

Federated Ohio Municipal Income Fund

Federated Pennsylvania Municipal Income Fund

Federated Premier Intermediate Municipal Income Fund

Federated Premier Municipal Income Fund

Federated Short-Intermediate Duration Municipal Trust

C. Other Funds

Federated Enhanced Treasury Income Fund

Federated Global Equity Fund

Federated InterContinental Fund

Federated International Bond Fund

Federated International Bond Strategy Portfolio

Federated International Small-Mid Company Fund

Federated International Strategic Value Dividend Fund

Federated Absolute Return Fund (formerly, Federated Prudent Absolute Return Fund)

Federated MDT Stock Trust

Federated Muni and Stock Advantage Fund

Federated Prudent DollarBear Fund

Federated Unconstrained Bond Fund

COMPLIANCE SUPPORT SERVICES ADDENDUM

TO

FUND ACCOUNTING AGREEMENT

This Compliance Support Services Addendum is effective as of May 31, 2012 by and between the investment companies listed on Exhibit 1 to this Addendum (each a “Fund” and collectively, the “Funds”) and THE BANK OF NEW YORK MELLON (“BNY Mellon”).

BACKGROUND:

A.	The Funds and BNY Mellon are parties to a certain Fund Accounting Agreement dated March 1, 2011, as amended (the “Agreement”).

B.	This Addendum is intended to supplement the Agreement with regard to additional services offered by BNY Mellon and shall be applicable solely to the Funds identified at Exhibit 1 hereto.

C.	Each Fund hereby instructs BNY Mellon to provide the compliance support services (“Support Services”) described in this Addendum, and BNY Mellon acknowledges such instruction and is willing to provide such Support Services pursuant to the terms set forth herein.

D.	This Background section is hereby incorporated by reference in and made a part of this Addendum.

TERMS:

In consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.	BNY Mellon shall provide, or cause its affiliates to provide, the Support Services, as they are described at Exhibit 2 hereto, subject to all applicable terms and conditions of the Agreement.

2.	As compensation for providing the Support Services, the Funds shall pay BNY Mellon a fee or fees as may be agreed to from time to time in writing by the parties hereto.

Each Fund hereby represents and warrants to BNY Mellon that (i) the terms of this Addendum, (ii) the fees and expenses associated with this Addendum and (iii) any benefits accruing to BNY Mellon and/or any affiliate of such Fund relating to this Addendum have been fully disclosed to the Board of Trustees of the Fund and that, if required by applicable law, such Board of Trustees has approved or will approve the terms of this Addendum, any such fees and expenses, and any such fees and expenses, and any such benefits.

3.	Notwithstanding any provision of this Addendum, the Support Services are not, nor shall they be construed as constituting, legal advice or the provision of legal services for or on behalf of a Fund or any other person. Neither this Addendum nor the provision of the Support Services establishes or is intended to establish an attorney-client relationship between BNY Mellon and a Fund or any other person.

4.	While BNY Mellon, when providing certain of the Support Services, may identify out-of-compliance conditions, BNY Mellon does not, and could not for the fees charged, make any guarantees, representations or warranties with respect to its ability to identify any or all such conditions.

5.	The parties hereto acknowledge that all work produced by BNY Mellon in providing the Support Services, and the performance of the Support Services in general, by BNY Mellon pursuant to this Addendum will be a the request and direction of each Fund and Fund’s chief compliance officer (“CCO”). BNY Mellon disclaims liability to the Fund, and the Fund is solely responsible, for the selection, qualifications and performance of the Fund’s CCO and the adequacy and effectiveness of the Fund’s compliance program.

6.	BNY Mellon shall not be responsible for: (a) delays in the transmission to it by the Funds, the Funds’ adviser and entities unaffiliated with BNY Mellon (collectively, for this Addendum, “Third Parties”) of data required for the Support Services, (b) inaccuracies of, errors in or omissions of, such data provided to it by any Third Party, and (c) review of such data provided to it by any Third Party. This Section 6 is a limitation of responsibility provision for the benefit of BNY Mellon, and shall not be used to imply any responsibility or liability against BNY Mellon.

7.	Miscellaneous.

(a) As hereby supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms of this Addendum and the terms of the Agreement, the terms of this Addendum shall control with respect to the Support Services.

(b) This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to the Addendum shall constitute the valid and binding execution hereof by such party.

(c) If any provision or provisions of this Addendum shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

(Signature page follows.)

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their duly authorized officers designated below on the date and year noted below.

On behalf of each of the Funds indicated on Exhibit 1,

as may be amended from time to time

By: /s/ Richard A. Novak

Name: Richard A. Novak

Title: Treasurer

THE BANK OF NEW YORK MELLON

By: /s/ Jay F. Nusblatt

Name: Jay F. Nusblatt

Title: Head of U.S. Fund Accounting and Authorized Signer

Effective Date: May 31, 2012

EXHIBIT 1

Fund/Portfolio Name

A. Money Market Funds

Federated Automated Government Cash Reserves

Federated Capital Reserves Fund

Federated Government Obligations Tax-Managed Fund

Federated Government Reserves Fund

Federated Municipal Trust

Federated U.S. Treasury Cash Reserves

B. Muni Fixed Income Funds

Federated Intermediate Municipal Trust

Federated Michigan Intermediate Municipal Trust

Federated Municipal High Yield Advantage Fund

Federated Municipal Securities Fund, Inc.

Federated New York Municipal Income Fund

Federated Ohio Municipal Income Fund

Federated Pennsylvania Municipal Income Fund

Federated Municipal Ultrashort Fund

Federated Premier Municipal Income Fund

Federated Premier Intermediate Municipal Income Fund

Federated Short-Intermediate Duration Municipal Trust

C. Other Funds

Federated Enhanced Treasury Income Fund

Federated Global Equity Fund

Federated Unconstrained Bond Fund

Federated Market Opportunity Fund

Federated MDT Stock Trust

Federated Muni and Stock Advantage Fund

Federated International Bond Fund

Federated International Bond Strategy Portfolio

Federated Emerging Market Debt Fund

Federated Prudent DollarBear Fund

Federated InterContinental Fund

Federated International Leaders Fund

Federated International Small-Mid Company Fund

Federated International Strategic Value Dividend Fund

EXHIBIT 2

Compliance Support Services

Description	Frequency

1. Provision of compliance policies and procedures for each applicable BNY Mellon line of business, summary and regulatory mapping of procedures

2. Certification letter attesting BNY Mellon’s compliance with such policies and procedures.

3. Host the Fund’s CCO at BNY Mellon’s operations location.

4. CCO group meetings with Fund’s CCO and other CCOs on regulatory issues and industry best practices.

Annually, with interim updates on an as-needed basis. Quarterly or annually at client’s request. Annually. Annually.

THE BANK OF NEW YORK MELLON

May 31, 2012

The Federated Family of Funds

Re: Compliance Support Services Fees

Dear Sir/Madam:

This letter constitutes our agreement with respect to compensation to be paid to The Bank of New York Mellon (“BNY Mellon”) under the terms of the Compliance Support Services Addendum dated on or about the date hereof (the “Addendum”) to the Fund Accounting Agreement dated March 1, 2011, as amended (the “Agreement”) between the investment companies listed on Exhibit 1 thereto (each a “Fund” and collectively, the “Funds”) and BNY Mellon for compliance support services provided to or on behalf of the Funds as set forth on Exhibit 2 to the Addendum. The fee for the compliance support services set forth on such Exhibit 2 to the Addendum shall be $5,000 per year for the fund accounting and financial reporting service line. This fee shall be allocated evenly among the Funds.

Such fees are in addition to, and in no way affect, other fees to which the parties hereto have agreed (or in the future agree) with respect to the Agreement or any amendment thereto.

All services provided pursuant to the Addendum are provided subject to reimbursement of BNY Mellon’s out-of-pocket expenses. Out-of-pocket expenses are assessed at cost and include, but are not limited to, independent compliance reviews, overnight express charges, travel costs, transmission expenses, and all other miscellaneous fees incurred on behalf of the Funds in connection with such services.

If the foregoing accurately sets forth our agreement regarding the fees for the services referred to herein and you intend to be legally bound hereby, please execute a copy of this letter and return it to BNY Mellon.

Very truly yours,

THE BANK OF NEW YORK MELLON

By: Jay F. Nusblatt

Name: Jay F. Nusblatt

Title: Head of U.S. Fund Accounting and

Authorized Signer

Agreed and accepted:

On behalf of each of the Funds indicated on Exhibit 1 to the Addendum, as may be amended from time to time.

By: /s/ Richard A. Novak

Name: Richard A. Novak

Title: Treasurer

THIRD AMENDMENT TO

FUND ACCOUNTING AGREEMENT

THIS AMENDMENT TO FUND ACCOUNTING AGREEMENT (“Amendment”) is by and between each of the investment companies listed on Schedule I to the Agreement, as defined below (each, a “Fund”), and The Bank of New York Mellon (“Bank”).

W I T N E S S E T H:

WHEREAS, the Funds and the Bank are parties to that certain Fund Accounting Agreement (the “Agreement”) dated June 7, 2005, amended March 25, 2011, December 31, 2012 and April 28, 2014, between the Funds listed on Schedule I of the Agreement, as amended and restated and attached hereto and the Bank;

WHEREAS, each Fund is registered as a management investment company under the Investment Company Act of 1940, as amended;

WHEREAS, the Funds and the Bank desire to amend the names of certain Funds to Schedule I, effective April 28, 2014; and

WHEREAS, the Funds and Bank are parties to that certain Fund Accounting Agreement (the

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

The Funds listed in Schedule I to the Agreement is amended and restated to include the funds listed on Schedule I attached hereto.

2. The Agreement shall remain in full force and effect as amended by this Amendment.

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of April 28, 2014.

On behalf of each of the Funds indicated on

Schedule I of the Fund Accounting Agreement,

as amended from time to time

By: /s/ Lori A. Hensler

Name: Lori A. Hensler

Title: Treasurer

THE BANK OF NEW YORK MELLON

By: /s/ Armando Fernandez

Title: Vice President/Managing Director

SCHEDULE I

(UPDATED AS OF 4/28/14)

A. Money Market Funds

Federated Automated Government Cash Reserves

Federated Capital Reserves Fund

Federated Government Obligations Tax-Managed Fund

Federated Government Reserves Fund

Federated Municipal Trust

Federated U.S. Treasury Cash Reserves

B. Muni Fixed Income Funds

Federated Intermediate Municipal Trust

Federated Michigan Intermediate Municipal Trust

Federated Municipal High Yield Advantage Fund

Federated Municipal Securities Fund, Inc.

Federated Municipal Ultrashort Fund

Federated New York Municipal Income Fund

Federated Ohio Municipal Income Fund

Federated Pennsylvania Municipal Income Fund

Federated Premier Intermediate Municipal Income Fund

Federated Premier Municipal Income Fund

Federated Short-Intermediate Duration Municipal Trust

C. Other Funds

Federated Enhanced Treasury Income Fund

Federated Emerging Markets Debt Fund

Federated Emerging Markets Equity Fund (formerly, Federated Global Equity Fund)

Federated InterContinental Fund

Federated International Bond Fund

Federated International Bond Strategy Portfolio

Federated International Leaders Fund

Federated International Small-Mid Company Fund

Federated International Strategic Value Dividend Fund

Federated Absolute Return Fund

Federated MDT Stock Trust

Federated Muni and Stock Advantage Fund

Federated Prudent DollarBear Fund

Federated Unconstrained Bond Fund